CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 22, 2001, relating to the audited financial statements for period from inception (August 1, 2000) to December 31, 2000 in the third amendment to the registration statement on SB-2 of Knightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.

March 15, 2001



                                     /s/Thomas Monahan
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                                     Thomas Monahan CPA